SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2003

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-11373 (Commission File Number)	31-0958666 (IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio (Address of principal executive offices)	43017 (Zip Code)

Registrant’s telephone number, including area code (614) 757-7000

Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are filed with this report:

1	Form of Underwriting Agreement among Cardinal Health, Inc. and certain underwriters relating to the proposed issuance of debt securities by Cardinal Health, Inc.

99	Statement regarding computation of ratio of earnings to fixed charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL HEALTH, INC.

Date: June 12, 2003	By:	/s/ PAUL S. WILLIAMS
Paul S. Williams Executive Vice President